Exhibit 99

Acadia Healthcare Reports 27.9% Growth in First Quarter Adjusted EPS to $0.55 on Revenue of $616.8 Million

Produces Record Quarterly Same Facility EBITDA Margin of 27.1% on Same Facility Revenue Growth of 9.2%

Affirms Guidance for 2016 Adjusted Earnings per Diluted Share in Range of $2.81 to $2.86

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 28, 2016--Acadia Healthcare Company, Inc. (NASDAQ: ACHC) today announced financial results for the first quarter ended March 31, 2016. Revenue was $616.8 million for the first quarter, an increase of 68.6% from $365.8 million for the first quarter of 2015. Income from continuing operations attributable to Acadia stockholders was $25.7 million, or $0.31 per diluted share, for the first quarter of 2016 compared with $14.6 million, or $0.23 per diluted share, for the first quarter last year. Adjusted income from continuing operations attributable to Acadia stockholders was $45.8 million for the first quarter of 2016, up 69.1% from $27.1 million for the first quarter of 2015, and adjusted EPS increased 27.9% to $0.55 from $0.43. Weighted average diluted shares outstanding increased 32.6% for the first quarter of 2016 from the first quarter of 2015, primarily due to the issuance of common stock in February and May 2015, the net proceeds of which have primarily been used to fund acquisitions, and in January and February 2016 related to the acquisition of Priory Group. A reconciliation of all non-GAAP financial results in this release appears on pages 7 and 8.

“We are pleased to report that Acadia had a very successful first quarter of 2016,” said Joey Jacobs, Chairman and Chief Executive Officer of Acadia. “In addition to producing an increase in adjusted EPS of 27.9%, we completed the acquisition of Priory Group, the leading independent provider of behavioral health in the United Kingdom. We also added 330 new beds in the U.S. and the U.K. during the quarter. As a result of this substantial expansion of our inpatient facilities and licensed beds, as well as our continued strong financial performance during the quarter, we believe Acadia is well-positioned to produce further significant profitable growth in 2016 and beyond.”

The Company’s first quarter revenue growth was driven by the full-quarter inclusion of approximately 4,100 beds added through acquisition or to existing or de novo facilities during 2015. With the addition of Priory’s approximately 7,100 beds in 324 inpatient facilities, as well as the beds added during the first quarter, Acadia has increased its beds by approximately 9,000 over the trailing 12 months ended March 31, 2016.

Acadia’s consolidated same facility revenue rose 9.2% for the first quarter of 2016 compared with the same prior-year quarter, reflecting an 8.6% increase in patient days and a 0.5% increase in revenue per patient day. This increase was primarily driven by new beds added to facilities in the same facility base, as well as by continuing initiatives at each of these facilities to expand their revenue. With increased same-facility revenue leveraging the fixed cost operations of these facilities, and with ongoing productivity and efficiency efforts in individual facilities, consolidated same facility EBITDA margin expanded 80 basis points for the first quarter to a quarterly record of 27.1% from 26.3% for the first quarter last year. Acadia’s consolidated adjusted EBITDA for the first quarter increased 66.4% to $131.0 million, or 21.2% of revenue, compared with $78.7 million, or 21.5% of revenue, for the first quarter of 2015.

Mr. Jacobs added, “Our strong operating and financial results for the first quarter demonstrate highly effective execution of our acquisition and organic growth strategies. While the Priory acquisition gives us more new beds in a single transaction than we have acquired in a previous year, we expect to continue to evaluate additional, accretive transactions during 2016. We continue to have significant availability under our $300 million revolving credit facility, and we also expect to continue generating substantial operating cash flow, which for the first quarter of 2016 increased to $59.3 million from $18.1 million for the first quarter of 2015.”

Acadia today affirmed its guidance for 2016 adjusted earnings per diluted share in a range of $2.81 to $2.86, an increase of approximately 26% to 28% over 2015. The Company’s guidance assumes an exchange rate of $1.45 per British Pound Sterling and a tax rate of 23%. The Company’s guidance does not include the impact of any future acquisitions or transaction-related expenses.

Acadia will hold a conference call to discuss its fourth quarter financial results at 9:00 a.m. Eastern Time on Friday, April 29, 2016. A live webcast of the conference call will be available at www.acadiahealthcare.com in the “Investors” section of the website. The webcast of the conference call will be available through May 14, 2016.

Risk Factors

This news release contains forward-looking statements. Generally words such as “may,” “will,” “should,” “could,” “anticipate,” “expect,” “intend,” “estimate,” “plan,” “continue,” and “believe” or the negative of or other variation on these and other similar expressions identify forward-looking statements. These forward-looking statements are made only as of the date of this news release. We do not undertake to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are based on current expectations and involve risks and uncertainties and our future results could differ significantly from those expressed or implied by our forward-looking statements. Factors that may cause actual results to differ materially include, without limitation, (i) Acadia’s ability to complete acquisitions and successfully integrate the operations of acquired facilities, including Priory facilities; (ii) Acadia’s ability to add beds, expand services, enhance marketing programs and improve efficiencies at its facilities; (iii) potential reductions in payments received by Acadia from government and third-party payors; (iv) the occurrence of patient incidents, which could adversely affect the price of our common stock and result in incremental regulatory burdens and governmental investigations; (v) the risk that Acadia may not generate sufficient cash from operations to service its debt and meet its working capital and capital expenditure requirements; and (vi) potential operating difficulties, client preferences, changes in competition and general economic or industry conditions that may prevent Acadia from realizing the expected benefits of its business strategy. These factors and others are more fully described in Acadia’s periodic reports and other filings with the SEC.

About Acadia

Acadia is a provider of inpatient behavioral healthcare services. Acadia operates a network of 587 behavioral healthcare facilities with approximately 17,400 beds in 39 states, the United Kingdom and Puerto Rico. Acadia provides behavioral health and addiction services to its patients in a variety of settings, including inpatient psychiatric hospitals, residential treatment centers, outpatient clinics and therapeutic school-based programs.

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands, except per share amounts)

Revenue before provision for doubtful accounts	$627,183	$374,158
Provision for doubtful accounts	(10,370)	(8,375)
Revenue	616,813	365,783

Salaries, wages and benefits (including equity-based compensation expense of $6,956 and $3,894, respectively)	341,028	205,871
Professional fees	39,991	22,427
Supplies	26,685	16,254
Rents and leases	14,806	5,886
Other operating expenses	70,247	40,527
Depreciation and amortization	27,975	13,104
Interest expense, net	37,714	22,146
Gain on foreign currency derivatives	(410)	(53)
Transaction-related expenses	26,298	18,416
Total expenses	584,334	344,578
Income from continuing operations before income taxes	32,479	21,205
Provision for income taxes	7,110	6,613
Income from continuing operations	25,369	14,592
Income from discontinued operations, net of income taxes	-	2
Net income	25,369	14,594
Net loss attributable to noncontrolling interests	319	-
Net income attributable to Acadia Healthcare Company, Inc.	$25,688	$14,594

Basic earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.31	$0.23
Income from discontinued operations	-	-
Net income	$0.31	$0.23

Diluted earnings attributable to Acadia Healthcare Company, Inc. stockholders:
Income from continuing operations	$0.31	$0.23
Income from discontinued operations	-	-
Net income	$0.31	$0.23

Weighted-average shares outstanding:
Basic	82,943	62,530
Diluted	83,420	62,894

Acadia Healthcare Company, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	March 31, 2016	December 31, 2015
	(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$36,582	$11,215
Accounts receivable, net of allowance for doubtful accounts of $32,565 and $29,332, respectively	276,880	216,626
Other current assets	79,803	66,895
Total current assets	393,265	294,736
Property and equipment, net	3,337,765	1,709,053
Goodwill	2,771,365	2,128,215
Intangible assets, net	102,593	59,575
Deferred tax assets - noncurrent	41,753	49,114
Other assets	49,618	38,515
Total assets	$6,696,359	$4,279,208

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$69,223	$45,360
Accounts payable	118,210	91,341
Accrued salaries and benefits	112,714	80,696
Other accrued liabilities	108,663	72,806
Total current liabilities	408,810	290,203
Long-term debt	3,497,569	2,195,384
Deferred tax liabilities - noncurrent	94,882	23,936
Other liabilities	124,492	78,602
Total liabilities	4,125,753	2,588,125
Redeemable noncontrolling interests	7,736	8,055
Equity:
Common stock	865	707
Additional paid-in capital	2,475,383	1,572,972
Accumulated other comprehensive loss	(153,062)	(104,647)
Retained earnings	239,684	213,996
Total equity	2,562,870	1,683,028
Total liabilities and equity	$6,696,359	$4,279,208

Acadia Healthcare Company, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)

Operating activities:
Net income	$25,369	$14,594
Adjustments to reconcile net income to net cash provided by continuing operating activities:
Depreciation and amortization	27,975	13,104
Amortization of debt issuance costs	2,147	1,468
Equity-based compensation expense	6,956	3,894
Deferred income tax expense	9,085	19,224
Income from discontinued operations, net of taxes	-	(2)
Gain on foreign currency derivatives	(410)	(53)
Other	882	378
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(3,749)	(6,957)
Other current assets	(8,075)	(23,758)
Other assets	(2,402)	(636)
Accounts payable and other accrued liabilities	7,498	1,274
Accrued salaries and benefits	(6,347)	(5,022)
Other liabilities	354	580
Net cash provided by continuing operating activities	59,283	18,088
Net cash (used in) provided by discontinued operating activities	(619)	134
Net cash provided by operating activities	58,664	18,222

Investing activities:
Cash paid for acquisitions, net of cash acquired	(580,096)	(49,618)
Cash paid for capital expenditures	(90,089)	(52,879)
Cash paid for real estate acquisitions	(14,799)	(1,722)
Settlement of foreign currency derivatives	745	-
Other	(1,208)	(383)
Net cash used in investing activities	(685,447)	(104,602)

Financing activities:
Borrowings on long-term debt	1,480,000	875,000
Borrowings on revolving credit facility	58,000	93,000
Principal payments on revolving credit facility	(166,000)	-
Principal payments on long-term debt	(13,669)	(7,938)
Repayment of assumed debt	(1,348,389)	(904,467)
Payment of debt issuance costs	(34,167)	(22,191)
Issuance of common stock, net	685,097	-
Common stock withheld for minimum statutory taxes, net	(6,679)	(5,110)
Excess tax benefit from equity awards	-	4,310
Other	(224)	-
Net cash provided by financing activities	653,969	32,604

Effect of exchange rate changes on cash	(1,819)	(2,232)

Net increase (decrease) in cash and cash equivalents	25,367	(56,008)
Cash and cash equivalents at beginning of the period	11,215	94,040
Cash and cash equivalents at end of the period	$36,582	$38,032

Effect of acquisitions:
Assets acquired, excluding cash	$2,372,358	$1,428,566
Liabilities assumed	(1,575,380)	(998,738)
Issuance of common stock in connection with acquisition	(216,882)	(380,210)
Cash paid for acquisitions, net of cash acquired	$580,096	$49,618

Acadia Healthcare Company, Inc.
Operating Statistics
(Unaudited, Revenue in thousands)

	Three Months Ended March 31,
	2016	2015	% Change
Same Facility Results (a,c)
Revenue	$391,412	$358,593	9.2%
Patient Days	573,701	528,248	8.6%
Admissions	28,615	25,693	11.4%
Average Length of Stay (b)	20.0	20.6	-2.5%
Revenue per Patient Day	$682	$679	0.5%
EBITDA margin	27.1%	26.3%	80 bps

U.S. Same Facility Results (a)
Revenue	$317,986	$289,298	9.9%
Patient Days	457,691	424,413	7.8%
Admissions	28,356	25,444	11.4%
Average Length of Stay (b)	16.1	16.7	-3.2%
Revenue per Patient Day	$695	$682	1.9%
EBITDA margin	27.5%	26.4%	110 bps

U.K. Same Facility Results (c)
Revenue	$73,426	$69,295	6.0%
Patient Days	116,010	103,835	11.7%
Admissions	259	249	4.0%
Average Length of Stay (b)	447.9	417.0	7.4%
Revenue per Patient Day	$633	$667	-5.2%
EBITDA margin	25.3%	25.7%	-40 bps

U.S. Facility Results
Revenue	$408,264	$290,507	40.5%
Patient Days	561,323	424,413	32.3%
Admissions	34,465	25,444	35.5%
Average Length of Stay (b)	16.3	16.7	-2.4%
Revenue per Patient Day	$727	$684	6.3%
EBITDA margin	26.2%	26.3%	-10 bps

U.K. Facility Results (c)
Revenue	$206,975	$69,295	198.7%
Patient Days	454,016	103,835	337.2%
Admissions	1,591	249	539.0%
Average Length of Stay (b)	285.4	417.0	-31.6%
Revenue per Patient Day	$456	$667	-31.7%
EBITDA margin	21.7%	25.7%	-400 bps

Total Facility Results (c)
Revenue	$615,239	$359,802	71.0%
Patient Days	1,015,339	528,248	92.2%
Admissions	36,056	25,693	40.3%
Average Length of Stay (b)	28.2	20.6	37.0%
Revenue per Patient Day	$606	$681	-11.0%
EBITDA margin	24.7%	26.2%	-150 bps

(a) Same-facility results for the three months ended March 31, 2015 exclude five outpatient programs that have been closed.
(b) Average length of stay is defined as patient days divided by admissions.
(c) Revenue and revenue per patient day for the three months ended March 31, 2015 are adjusted to reflect the foreign currency exchange rate for the comparable period of 2016 in order to eliminate the effect of changes in the exchange rate. The exchange rate used in the adjusted revenue and revenue per patient day amounts for the three months ended March 31, 2015 is 1.43.

Acadia Healthcare Company, Inc.
Reconciliation of Net Income Attributable to Acadia Healthcare Company, Inc. to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands)

Net income attributable to Acadia Healthcare Company, Inc.	$25,688	$14,594
Income from discontinued operations, net of income taxes	-	(2)
Net loss attributable to noncontrolling interests	(319)	-
Provision for income taxes	7,110	6,613
Interest expense, net	37,714	22,146
Depreciation and amortization	27,975	13,104
EBITDA	98,168	56,455

Adjustments:
Equity-based compensation expense (a)	6,956	3,894
Gain on foreign currency derivatives (b)	(410)	(53)
Transaction-related expenses (c)	26,298	18,416
Adjusted EBITDA	$131,012	$78,712

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Reconciliation of Adjusted Income from Continuing Operations Attributable to Acadia Healthcare Company, Inc. to
Net Income Attributable to Acadia Healthcare Company, Inc.
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(in thousands, except per share amounts)

Net income attributable to Acadia Healthcare Company, Inc.	$25,688	$14,594
Income from discontinued operations, net of income taxes	-	(2)
Provision for income taxes	7,110	6,613
Income from continuing operations attributable to Acadia Healthcare Company, Inc. before income taxes	32,798	21,205

Adjustments to income from continuing operations:
Gain on foreign currency derivatives (b)	(410)	(53)
Transaction-related expenses (c)	26,298	18,416
Income tax provision reflecting tax effect of adjustments to income from continuing operations (d)	(12,852)	(12,464)
Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc.	$45,834	$27,104

Weighted-average shares outstanding - diluted	83,420	62,894

Adjusted income from continuing operations attributable to Acadia Healthcare Company, Inc. per diluted share	$0.55	$0.43

See footnotes on page 9.

Acadia Healthcare Company, Inc.
Footnotes

We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA and Adjusted income from continuing operations, which are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the SEC. We define EBITDA as net income adjusted for income from discontinued operations, net loss attributable to noncontrolling interests, net interest expense, income tax provision and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted for equity-based compensation expense, gain on foreign currency derivatives and transaction-related expenses.

EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are supplemental measures of our performance and are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). EBITDA, Adjusted EBITDA and Adjusted income from continuing operations are not measures of our financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as measures of our liquidity. Our measurements of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA and Adjusted income from continuing operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. We believe these measures are frequently used by securities analysts, investors and other interested parties in the evaluation of issuers of equity securities, many of which present EBITDA, Adjusted EBITDA and Adjusted income from continuing operations when reporting their results. Our presentation of EBITDA, Adjusted EBITDA and Adjusted income from continuing operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

(a) Represents the equity-based compensation expense of Acadia.

(b) Represents the change in fair value of foreign currency derivatives purchased by Acadia related to acquisitions in the U.K.

(c) Represents transaction-related expenses incurred by Acadia related to acquisitions.

(d) Represents the income tax provision adjusted to reflect the tax effect of the adjustments to income from continuing operations based on tax rates of 21.9% and 31.5% for the three months ended March 31, 2016 and 2015, respectively.

CONTACT:
Acadia Healthcare Company, Inc.
Brent Turner, 615-861-6000
President